As filed with the Securities and Exchange Commission on June 3, 2022

Registration No. 333-261487

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Post-Effective Amendment No. 1 to

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ICECURE MEDICAL LTD.

(Exact name of registrant as specified in its charter)

State of Israel	3841	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Eyal Shamir Chief Executive Officer 7 Ha’Eshel St., PO Box 3163 Caesarea, 3079504 Israel Tel: +972.4.6230333	IceCure Medical Inc. 10 W Prospect Street, Suite 401 Nanuet, NY 10954 Tel: +1.888.902.5716
(Address, including zip code, and telephone number,	(Name, address, including zip code, and telephone
including area code, of registrant’s principal executive offices)	number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1633 Broadway New York, NY 10019 Tel: +1.212.660.3000	Reut Alfiah, Adv. Sullivan & Worcester Israel (Har-Even & Co.) HaArba’a Towers - 28 HaArba’a St. North Tower, 35th Floor Tel-Aviv, Israel 6473925 Tel: +972.74.758.0480

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form F-1 (File No. 333-261487) (the “Registration Statement”) of IceCure Medical Ltd. (the “Company”), as originally declared effective by the U.S. Securities and Exchange Commission on December 8, 2021, is being filed: (i) to incorporate by reference the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2021, as filed with the U.S. Securities and Exchange Commission on April 1, 2021, pursuant to the undertakings in Item 9 of the Registration Statement to include financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering; and (ii) to include an updated prospectus related to the offer of ordinary shares that were registered on the Registration Statement.

The information included in this Post-Effective Amendment amends the Registration Statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE 3, 2022

Up to 1,034,000 Ordinary Shares

IceCure Medical Ltd.

We are offering up to 1,034,000 ordinary shares, no par value, or the Ordinary Shares upon the exercise of pre-funded warrants to purchase 1,034,000 Ordinary Shares, or the Outstanding Warrants, that were issued as part of a public offering of Ordinary Shares and pre-funded warrants, or the Public Offering. The exercise price of each pre-funded warrant is $0.001 per share. The pre-funded warrants sold in the Public Offering are exercisable immediately upon issuance and may be exercised at any time until all of the pre-funded warrants are exercised in full. We are offering all of the Ordinary Shares offered by this prospectus.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “ICCM.” The last reported sale price on Nasdaq of our Ordinary Shares on June 1, 2022 was $1.91 per share. Our Ordinary Shares are also listed on the Tel Aviv Stock Exchange, or TASE, under the symbol “ICCM.”

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer”, as defined in Rule 405 under the U.S. Securities Act of 1933, as amended, or the Securities Act, and are eligible for reduced public company reporting requirements.

Additionally, we are a “controlled company” as defined under the Nasdaq Stock Market Listing Rules, because our existing controlling shareholder Epoch Partner Investments Limited is able to exercise 55.3% of the total voting power of our issued and outstanding Ordinary Shares.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and in our Annual Report on Form 20-F for our fiscal year ended December 31, 2021, which is incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission, or the SEC, the Israel Securities Authority nor any state or other foreign securities commission has approved nor disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

On August 8, 2021, we implemented an eight-for-one reverse stock split of our Ordinary Shares pursuant to which holders of our Ordinary Shares received one share of our Ordinary Shares for every eight shares of Ordinary Shares held. Unless the context expressly indicates otherwise, all references to share and per share amounts referred to herein reflect the reverse stock split.

The date of this prospectus is      , 2022

i

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. We are offering to sell our securities, and seeking offers to buy our securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus and the documents incorporated by reference into this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

For investors outside of the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “IceCure” refer to IceCure Medical Ltd. and its wholly owned subsidiaries, IceCure Medical Inc., a Delaware corporation, IceCure Medical HK Limited a Hong Kong corporation and IceCure (Shanghai) MedTech Co., Ltd., a subsidiary of IceCure Medical HK Limited.

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” mean U.S. dollars.

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications.

This prospectus contains trademarks, trade names and service marks, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent permitted under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

ii

PROSPECTUS SUMMARY

Our Business

We are a commercial stage medical device company focusing on the research, development and marketing of cryoablation systems and technologies based on liquid nitrogen, or LN2, for treating tumors. Cryoablation is the process by which benign and malignant tumors are ablated (destroyed) through freezing such tumors while in a patient’s body. Our proprietary cryoablation technology is a minimally invasive alternative to surgical intervention, for tumors, including those found in breast, lungs, kidneys, bones and other indications. Our lead commercial cryoablation product is the ProSense system.

In addition to our existing lead product, the ProSense system, a single probe system, we have developed an additional multi probe system that is expected to have the ability to freeze several tumors simultaneously or larger tumors, which we refer to as our MultiSense system, which has not been commercialized. In our continued efforts aimed at improving our core technology, we are currently focusing on developing our next generation MultiSense system, which we intend to commercialize subject to regulatory approvals. We are also in the process of developing our next generation single probe system. While these next generation systems are still in various research and development stages, we expect them to be more efficient and user friendly.

Corporate Information

We are an Israeli corporation based in Caesarea, Israel and were incorporated in Israel in 2006. On February 2, 2011, we became a public company in Israel and our shares were listed for trade on the TASE. On August 26, 2021, our shares were listed for trade on Nasdaq. Our principal executive offices are located at 7 Ha’Eshel St., PO Box 3163, Caesarea, 3079504 Israel. Our telephone number in Israel is +972-4-6230333. Our website address is http://www.icecure-medical.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. We could remain an “emerging growth company” for up to five years, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenues exceeds $1.07 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Implications of being a “Foreign Private Issuer”

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the Nasdaq Stock Market rules for domestic U.S. issuers and are not required to be compliant with all Nasdaq Stock Market rules as of the date of our initial listing on Nasdaq as would domestic U.S. issuers. These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an “emerging growth company.”

THE OFFERING

Ordinary Shares currently issued and outstanding	35,780,554 Ordinary Shares

Ordinary Shares offered by us	Up to 1,034,000 Ordinary Shares issuable upon the exercise of Outstanding Warrants

Ordinary Shares to be outstanding assuming the exercise of the Outstanding Warrants	36,814,554 Ordinary Shares.

The Outstanding Warrants	The Outstanding Warrants were issued as part of a Public Offering that closed on December 13, 2021. The exercise price of each pre-funded warrant is $0.001 per share. The pre-funded warrants sold in the Public Offering are exercisable immediately upon issuance and may be exercised at any time until all of the pre-funded warrants are exercised in full.

Use of proceeds	We may receive $1,034 in proceeds upon the exercise of the Outstanding Warrants. We currently expect to use the proceeds from the exercise of the Outstanding Warrants for working capital and general corporate purposes.

Risk factors	You should read the “Risk Factors” section starting on page 3 of this prospectus and in our Annual Report on Form 20-F for our fiscal year ended December 31, 2021, which is incorporated by reference into this prospectus, for a discussion of factors to consider carefully before deciding to invest in our securities.

Nasdaq symbol	“ICCM”

TASE symbol	“ICCM”

The number of the Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Outstanding Warrants are exercised and is based on 36,814,554 Ordinary Shares outstanding as of June 1, 2022. This number excludes:

●	3,076,177 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our 2006 Employee Share Option Plan, or ESOP, outstanding as of June 1, 2022, at a weighted average exercise price of $2.59, of which 945,828 were vested as of June 1, 2022; and

●	2,139 Ordinary Shares issuable upon the exercise of warrants to directors, employees, and consultants outstanding as of June 1, 2022 at a weighted average exercise price of $2.41.

Unless otherwise indicated, all information in this prospectus gives effect to an eight-for-one reverse stock split effected on August 8, 2021.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” under Item 3.D. – “Risk Factors” in our most recent annual report on Form 20-F, or any updates in our Reports of Foreign Private Issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Our Business,” “Risk Factors,” “Use Of Proceeds” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our planned level of revenues and capital expenditures;

●	our ability to market and sell our products;

●	our plans to continue to invest in research and development to develop technology for both existing and new products;

●	our ability to maintain our relationships with suppliers, manufacturers and other partners;

●	our ability to maintain or protect the validity of our European, U.S. and other patents and other intellectual property;

●	our ability to retain key executive members;

●	our ability to internally develop and protect new inventions and intellectual property;

●	our ability to expose and educate physicians and other medical professionals about the use cases of our products;

●	our expectations regarding our tax classifications;

●	interpretations of current laws and the passage of future laws;

●	the impact of COVID-19 and resulting government actions on us, our manufacturers, suppliers and facilities in which our ProSense system is used or in which our products are undergoing trials; and

●	those factors referred to in “Item 3.D. Risk Factors,” “Item 4. Information on the Company,” and “Item 5. Operating and Financial Review and Prospects”, in our annual report on Form 20-F generally.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We may receive $1,034 in proceeds upon the exercise of the Outstanding Warrants. We currently expect to use the proceeds from the exercise of the Outstanding Warrants for working capital and general corporate purposes.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, the development of our products and the overall economic environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

The amounts and timing of our actual expenditures will depend upon numerous factors, including the timing, scope, progress and results of our research and development efforts, timing and progress of our clinical trials, regulatory and competitive environment and other factors that management believes are appropriate.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2022:

●	on an actual basis;

●	on an as adjusted basis to give effect to the exercise of the Outstanding Warrants as if the exercise of the Outstanding Warrants had occurred on March 31, 2022.

You should read this table in conjunction with the section titled “Item 5. Operating and Financial Review and Prospects” and our financial statements and related notes included in our 2021 Annual Report on Form 20-F and our Report of Foreign Private Issuer on Form 6-K dated May 18, 2022, incorporated by reference herein.

	As of March 31, 2022
U.S. dollars in thousands	Actual (Unaudited)	As Adjusted
Cash and cash equivalents	$22,355	$22,356
Shareholders’ equity:
Ordinary shares, no par value:
Authorized: 2,500,000,000 shares;
Issued and outstanding: 35,780,335 shares
As adjusted: 36,814,335 shares	-	-
Pre-funded warrants exercisable to ordinary shares:
Issued and outstanding: 1,034,000 pre-funded warrants;
As adjusted: 0 pre-funded warrants	-	-
Additional paid-in capital	85,839	85,840
Accumulated deficit	(62,878)	(62,878)
Total shareholders’ equity	22,961	22,962
Total capitalization	$22,961	22,962

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Ordinary Shares as of June 1, 2022 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares;

●	each of our directors and executive officers; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to Ordinary Shares. Ordinary Shares issuable under share options or warrants that are exercisable within 60 days after June 1, 2022, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the options or warrants but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, each beneficial owner’s address is: c/o IceCure Medical Ltd., 7 Ha’Eshel St., PO Box 3163, Caesarea, 3079504 Israel.

	No. of Shares Beneficially Owned	Percentage Owned
Holders of more than 5% of our voting securities:
Epoch Partner Investments Limited(1)	19,807,283	53.80%
Alpha Capital Anstalt(2)	4,047,482	10.99%

Directors and senior management who are not 5% holders:
Ron Mayron*	124,983	**
Eyal Shamir*	362,625	**
Ronen Tsimerman	198,972	**
Shay Levav	21,971	**
Tlalit Bussi Tel-Tzure	75,147	**
Naum Muchnik	119,604	**
Doron Birger*	—	—
Sharon Levita*	—	—
Oded Tamir*	—	—
Yang Huang*	9,375	**
All directors and senior management as a group (10 persons)	912,677	2.42%

(1)	Includes 19,807,283 Ordinary Shares. Mr. Li Haixiang has the voting and dispositive power over the shares held by Epoch Partner Investments Limited. The mailing address of Mr. Li Haixiang is 70/F Two International Finance Centre, Suite 7013, Central, Hong Kong. This information is based upon a Schedule 13G/A filed by Epoch Partner Investments Limited with the SEC on February 28, 2022.
(2)	Includes 3,013,482 Ordinary Shares and 1,034,000 Outstanding Warrants issued on December 13, 2021. Mr. Konard Ackermann, Dr. Alexander Lins and Dr. Nicola Feuerstein have the voting and dispositive power over the shares held by Alpha Capital Anstalt. The mailing address of Mr. Konard Ackermann, Dr. Alexander Lins and Dr. Nicola Feuerstein is Lettstrasse 32, FL-9490 Vaduz, Liechtenstein. This information is based upon a Schedule 13G/A filed by Alpha Capital Ansalt with the SEC on January 19, 2022.

*	Indicates director of the Company.
**	Less than 1%.

Changes in Percentage Ownership by Major Shareholders

Over the course of 2021, there were no major increases in the percentage ownership of our major shareholders. On the other hand, there were decreases in the percentage ownership of Epoch Partner Investments Limited, or Epoch, whose percentage ownership in the Company decreased to 55.36% of our issued and outstanding share capital, or 19,807,283 shares, and Alpha Capital Ansalt, whose percentage ownership in the Company decreased to 8.42% of our issued and outstanding share capital, or 3,013,482 shares.

Over the course of 2020, there were increases in the percentage ownership of our major shareholders. On August 5, 2020, we held a public offering in which Epoch participated and invested $2,592 thousand against issuance of 2,211,250 shares. Following the offering, Epoch held approximately 58.83% of our issued and outstanding share capital.

Over the course of 2019, there were increases in the percentage ownership of our major shareholders. On February 20, 2019, we held a public offering in which Epoch participated and invested $464 thousand against issuance of 250,000 shares. Following the offering, Epoch held approximately 61.94% of our issued and outstanding share capital. On October 7, 2019, we finalized a rights offering in which Epoch exercised its rights for $2,008 thousand against issuance of 1,489,120 shares. Following that, Epoch held approximately 64.43% of our issued and outstanding share capital.

Record Holders

Based on a review of information provided to us by our transfer agent, as of June 1, 2022 there were two holders of record of our Ordinary Shares, including one record holder in the United States, Cede & Co., the nominee of the Depositary Trust Company. The number of record holders is not representative of the number of beneficial holders of our Ordinary Shares, as the shares of all shareholders for a publicly traded company such as ours which is listed on the Tel Aviv Stock Exchange are recorded in the name of our Israeli share registrar, REGISTRATION CO. OF UNITED MIZRAHI BANK LTD, and the shares held of record by Cede & Co. include beneficial owners whose shares are held in street name by brokers and other nominees.

We are not controlled by another corporation, by any foreign government or by any natural or legal persons except as set forth herein, and there are no arrangements known to us which would result in a change in control of our Company at a subsequent date.

DESCRIPTION OF THE OUTSTANDING WARRANTS

The following summary of certain terms and provisions of the Outstanding Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. You should carefully review the form of warrant for a complete description of the terms and conditions of the Outstanding Warrants.

Duration and Exercise Price.

Each pre-funded warrant has an exercise price per share equal to $0.001. The pre-funded warrants are immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of Ordinary Shares issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Ordinary Shares and the exercise price.

Exercisability.

The pre-funded warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 9.99% of the outstanding Ordinary Shares immediately after exercise. No fractional shares of Ordinary Shares will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole Ordinary Share.

Cashless Exercise.

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the Ordinary Shares underlying the pre-funded warrants under the Securities Act is not then effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Ordinary Shares determined according to a formula set forth in the pre-funded warrants.

Transferability.

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing.

The pre-funded warrants are not listed on Nasdaq or any other national securities exchange or nationally recognized trading system. The Ordinary Shares issuable upon exercise of the pre-funded warrants are currently listed on Nasdaq.

Right as a Shareholder.

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of Ordinary Shares, the holders of the pre-funded warrants do not have the rights or privileges of holders of our Ordinary Shares, including any voting rights, until they exercise their pre-funded warrants.

Fundamental Transaction.

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction. In addition, upon a fundamental transaction, the holder will have the right to require us to repurchase its pre-funded warrants at their fair value using the Black Scholes option pricing formula; provided, however, that we will pay such holder using the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of our common stock in connection with the fundamental transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of our Ordinary Shares are given the choice to receive from among alternative forms of consideration in connection with the fundamental transaction.

EXPENSES

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with the offer and sale of our Ordinary Shares by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$1,599.08	*
FINRA filing fee	$4,250	*
Printer fees and expenses	$3,500	*
Legal fees and expenses	$220,000	*
Accounting fees and expenses	$40,000	*
Miscellaneous	$10,000	*
Total	$279,350	*

*	Previously paid.

LEGAL MATTERS

Certain legal matters concerning this offering were passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements as of December 31, 2021 and 2020 and for the years then ended in this prospectus have been so included in reliance upon the report of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, an independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel-Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of Ordinary Shares. This prospectus, which constitutes part of the registration statement, does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. These filings and our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at http://www.icecure-medical.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed with the SEC. This prospectus incorporates by reference the documents listed below:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, filed with the SEC on April 1, 2022;

●	our Report of Foreign Private Issuer on Form 6-K filed on May 18, 2022; and

●	the description of our securities contained in our Form 8-A (File No. 001-40753), filed with the SEC on August 23, 2021.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address: 7 Ha’Eshel St., PO Box 3163, Caesarea, 3079504 Israel, Tel: +972-4-6230333; Attention: Chief Financial Officer.

Up to 1,034,000 Ordinary Shares

IceCure Medical Ltd.

PROSPECTUS

           , 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Indemnification

The Israeli Companies Law 5759-2999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceeding of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into indemnification agreements with all of our directors and with all members of our senior management. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that the Company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 7. Recent Sales of Unregistered Securities

Set forth below are the sales of all securities by the Company since June 2019, which were not registered under the Securities Act. The Company believes that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

From September 8, 2019 to October 7, 2019, we issued 1,801,414 Ordinary Shares in a rights offering on TASE, at a price per share of NIS 4.72 (approximately $1.344). The aggregate net proceeds from the offering were approximately NIS 8,312 thousand (approximately $2,375 thousand).

On August 5, 2020, we issued 5,175,000 Ordinary Shares in a public offering on TASE, at a price per share of NIS 4 (approximately $1.168). The aggregate net proceeds from the offering were approximately NIS 19,955 thousand (approximately $5,848 thousand).

On March 10, 2021, we issued 6,891,417 Ordinary Shares, at a price per share of NIS 4.264 (approximately $1.304) for aggregate net proceeds of $9,000 thousand pursuant to the January 2021 SPA.

On May 9, 2021, we issued 4,594,278 Ordinary Shares, at a price per share of NIS 4.264 (approximately $1.304) for aggregate net proceeds of $6,000 thousand pursuant to the January 2021 SPA.

From June 2019 to May 31, 2022, we have granted to our directors, officers and employees options to purchase an aggregate of 2,237,500 Ordinary Shares under our ESOP, with an exercise price ranging between $1.46 and $5.39 per share. As of June 1, 2022, 219,188 options granted to directors, officers and employees were exercised, and 222,598 options forfeited and expired. The total outstanding amount of options and warrants to directors, officers, employees and consultants as of May 31, 2022 is 3,078,316.

Item 8. Exhibits and Financial Statement Schedules

Exhibits:

Exhibit Number	Exhibit Description
1.1#	Form of Underwriting Agreement.
3.1	Articles of Association of IceCure Medical Ltd. (incorporated herein by reference to Exhibit 1.1 to our Registration Statement on Form F-1 (File No. 333-258660) filed with the SEC on August 9, 2021).
4.1#	Form of Pre-Funded Warrant.
5.1#	Opinion of Sullivan & Worcester Tel-Aviv (Har-Even & Co.), Israeli counsel to IceCure Medical Ltd.
5.2#	Opinion of Sullivan & Worcester LLP, U.S. counsel to IceCure Medical Ltd.
10.1	Form of Indemnification Agreement (incorporated herein by reference to Exhibit 10.1 to our Registration Statement on Form F-1 (File No. 333-258660) filed with the SEC on August 9, 2021).
10.2	IceCure Medical Stock Option Plan (incorporated herein by reference to Exhibit 10.2 to our Registration Statement on Form F-1 (File No. 333-258660) filed with the SEC on August 9, 2021).
10.3	IceCure Medical Remuneration Policy (incorporated herein by reference to Exhibit 10.3 to our Registration Statement on Form F-1 (File No. 333-258660) filed with the SEC on August 9, 2021).
10.4^	Distribution Agreement, dated August 29, 2019, by and between IceCure Medical Ltd. and Terumo Corporation (incorporated herein by reference to Exhibit 10.5 to our Registration Statement on Form F-1 (File No. 333-258660) filed with the SEC on August 9, 2021).
10.5^	Distribution Agreement, dated December 31, 2020, by and between IceCure Medical Ltd. and Terumo (Thailand) Company Limited (incorporated herein by reference to Exhibit 10.6 to our Registration Statement on Form F-1 (File No. 333-258660) filed with the SEC on August 9, 2021).
21.1#	List of Subsidiaries.
23.1*	Consent of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, independent registered public accounting firm.
23.2#	Consent of Sullivan & Worcester Israel (Har-Even & Co.) (included in Exhibit 5.1).
23.3#	Consent of Sullivan & Worcester LLP (included in Exhibit 5.2)
24.1#	Power of Attorney (included on signature page to the Registration Statement on Form F-1).

*	Filed herewith.

#	Previously filed.

^	Certain confidential information contained in this exhibit, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because it (i) is not material and (ii) would be competitively harmful if publicly disclosed.

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company’s financial statements and related notes thereto.

Item 9. Undertakings

(a)	The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Caesarea, Israel on June 3, 2022.

ICECURE MEDICAL LTD.

By:	/s/ Eyal Shamir
Eyal Shamir
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eyal Shamir	Chief Executive Officer, Director	June 3, 2022
Eyal Shamir	(Principal Executive Officer)

/s/ Ronen Tsimerman	Chief Financial Officer, Chief Operations Officer	June 3, 2022
Ronen Tsimerman	(Principal Financial and Accounting Officer)

*	Director, Chairman of the Board of Directors	June 3, 2022
Ron Mayron

*	Director	June 3, 2022
Doron Birger

*	Director	June 3, 2022
Yang Huang

*	Director	June 3, 2022
Oded Tamir

*	Director	June 3, 2022
Sharon Levita

*By:	/s/ Ronen Tsimerman
Ronen Tsimerman Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, IceCure Medical Inc., the duly authorized representative in the United States of IceCure Medical Ltd., has signed this registration statement on June 3, 2022.

/s/ IceCure Medical Inc.
IceCure Medical Inc.